NEITHER THIS PROMISSORY NOTE NOR ANY OF THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NO SALE, TRANSFER, PLEDGE OR ASSIGNMENT OF THIS NOTE OR OF THE SECURITIES ISSUABLE UPON CONVERSION HEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR (B) SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAW.

8.0% CONVERTIBLE NOTE

$___________	_____________, 2006

CROSSPOINT ENERGY COMPANY, a Delaware limited liability company (the “Company”), for value received, hereby promises to pay to _____________ or its registered transferees or assigns (the “Holder”), the principal amount of _____________ DOLLARS ($___________), together with interest on the amount of such principal from time to time outstanding, in accordance with the terms set forth below.

ARTICLE I
DEFINITIONS

As used herein, the following terms shall have the following meanings:

“Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another Person, where “control” means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the ability of a Person to consolidate the financial statements of another Person with its own in accordance with generally accepted accounting principles.

“Board of Directors” means the board of directors of the Company as elected from time to time.

“Certificate of Adjustment” has the meaning set forth in Section 4.9(a).

“Common Equity” means (i) before the Merger Date, the common interests of the Company and (ii) on and after the Merger Date, the Common Stock.

“Common Stock” means the common stock of the Public Company.

“Company” means CrossPoint Energy Company and any successor by merger.

“Conversion Equity” has the meaning set forth in Section 3.1(a).

“Conversion Price” has the meaning set forth in Section 3.3.

“Dilution Multiple” means the result of the following formula:

(E1 x P1) + (DI x DP)
   E2 x P1

Where:	E1 = the fully-diluted Common Equity outstanding before the Dilutive Issuance.

E2 = the fully-diluted Common Equity outstanding after the Dilutive Issuance.

DI = the Common Equity issued pursuant to the Dilutive Issuance.

P1 = the Conversion Price in effect prior to the Dilutive Issuance.

DP = the price of the Common Equity issued pursuant to the Dilutive Issuance

“Dilutive Issuance” has the meaning set forth in Section 4.1.

“EBITDA Multiple” means an amount equal to the product of (a) 3.5 multiplied by (b) the annualized earnings before interest, taxes, depreciation, amortization and exploration expenses of the Company for the most recently completed calendar quarter.

“Event of Bankruptcy” means any of (i) the filing by a Person of a voluntary petition in bankruptcy under any provision of any bankruptcy law or a petition to take advantage of any insolvency act, (ii) the admission in writing by a Person or by any subsidiaries of such Person of an inability to pay debts generally as they become due, (iii) the appointment of a receiver or receivers for all or a material part of a Person’s assets with the consent of such Person, (iv) the filing of any bankruptcy, arrangement or reorganization petition by or, with the consent of a Person, against such Person under any provision of any bankruptcy law, (v) the filing or granting of any order by a court of competent jurisdiction appointing a receiver, liquidator or trustee for or of a Person or a substantial part of such Person’s assets, which order shall not be dismissed or stayed within thirty (30) days, or (vi) the filing of any involuntary petition to reorganize or to liquidate a Person, which petition shall not be dismissed or stayed within thirty (30) days.

“Event of Default” has the meaning specified in Section 6.1.

“Excess Interest” has the meaning specified in Section 2.6.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” has the meaning set forth in the Preamble to this Note.

“Limited Liability Company Agreement” means the Operating Agreement of the Company.

“Mandatory Conversion Event” means the first Trading Day after (a) the Closing Price equals or exceeds $2.25 (subject to adjustment for any stock splits and similar events occurring after June 30, 2006) for 20 consecutive Trading Days during which an aggregate of not less than 1,000,000 shares were traded on most senior Stock Exchange on which the Common Stock is then traded; and (b) the resale of all the shares of Common Stock issued upon conversion is covered by an effective registration statement under the Securities Act.

“Maturity Date” means June 30, 2009, the date upon which this Note becomes due and payable pursuant to Section 2.3.

“Maximum Rate” has the meaning specified in Section 2.6.

“Merger” means the merger of the Company with a corporation that is wholly-owned by the Public Company.

“Merger Date” means the date upon which the Merger is consummated.

“Note” means this 8.0% Convertible Note.

“Obligations” means any and all indebtedness and/or liabilities of the Company to Holder arising in connection with the issuance of this Note, together with all renewals, modifications, extensions and increases thereof and all substitutions or replacements therefor.

“PIK Payment” means the delivery of a number of shares of Registered Common Stock equal to the quotient of (i) the amount of interest then due and payable to the Holder, divided by (ii) the PIK Price, rounded up to the next full share.

“PIK Period” means the period during which the Common Stock is traded on a Stock Exchange beginning on the Merger Date and ending on the third business day after December 31, 2007.

“PIK Price” means the amount that is equal to 90% of the average of the VWAPs of the Common Stock for the ten Trading Days immediately prior to the last day of the most recent calendar quarter.

“Payment Address” has the meaning specified in Section 2.4.

“Person” means any natural person or any corporation, partnership, limited liability company, joint venture or other business entity.

“Prepayment Date” has the meaning specified in Section 2.5.

“Prepayment Notice” has the meaning specified in Section 2.5.

“Public Company” means the corporation that is (a) a reporting company pursuant to the Exchange Act and (b) the sole stockholder of a corporation with which the Company merges pursuant to the Merger.

“Registered Common Stock” means shares of Common Stock, the resale of which is covered by an effective registration statement under the Securities Act.

“Reorganization Event” has the meaning specified in Section 4.6.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means (a) any indebtedness of the Company or its affiliates held by D.B. Zwirn Special Opportunities Fund, L.P. and Drawbridge Special Opportunities Fund, L.P. and its affiliates under (i) that certain Credit Agreement, dated September 2, 2005 (the “Credit Agreement”), by and between the CrossPoint Energy Holdings, LLC and the Lenders named therein, (ii) any of the Loan Documents (as defined in such Credit Agreement) or (iii) any rearrangement, refinancing or assignment of such indebtedness as evidenced by such Credit Agreement or related Loan Documents; (b) any funded indebtedness secured by a general lien on the assets of the Company, or (c) any funded indebtedness that, by its terms, ranks superior to this Note with respect to payment of principal.

“Stock Exchange” means, in declining order of seniority, the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the OTC Bulletin Board System or the Pink Sheets Quotation Service.

“Trading Day” means any day upon which trades are processed on the New York Stock Exchange.

“Warrants” means those certain Warrants to purchase Common Stock issued pursuant to the Securities Purchase Agreement among the Company and the investors set forth therein dated ________, 2006.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Stock Exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Stock Exchange on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); or (b) in all other cases, the fair market value of one share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

ARTICLE II
ADVANCES AND PAYMENT

2.1 Advance. Subject to the terms and conditions set forth herein, the Company hereby acknowledges and agrees that, as of the date hereof, Holder has advanced to the Company a sum equal to the aggregate principal amount of this Note.

2.2 Interest. From the date of this Note through the Maturity Date, interest shall accrue hereunder on the outstanding principal amount of this Note at a rate equal to eight percent (8.0%) per annum calculated on the basis of the actual number of days elapsed over a 360-day year.

2.3 Payment of Principal and Interest.

(a) The outstanding principal amount of this Note shall be due and payable in full on the Maturity Date.

(b) Interest on this Note shall be payable (i) on the third business day after December 31, 2006 and (ii) thereafter on the third business day after the last day of each calendar quarter. During the PIK Period, at the option of the Company, interest may be paid by delivery of a number of shares of Common Stock equal to the PIK Payment upon 10 business days’ prior notice to the Holder.

2.4 Manner of Payment. Payments of principal and interest on this Note may be made to Holder at the address for such Holder set forth on the signature page hereof or as otherwise directed in writing by Holder (the “Payment Address”). PIK Payments shall be made using the Deposit Withdrawal Agent Commission system operated by the Depository Trust Company to the account specified in writing by the Holder.

2.5 Prepayment. At any time prior to the Maturity Date if the Common Equity is registered for resale by the Holder, the Company may prepay this Note, in whole and not in part, by payment of 110.0% of the principal amount then outstanding. Such prepayment shall be effected by mailing an irrevocable written notice of such prepayment (the “Prepayment Notice”) to the Holder at least 30 days prior to the date of such prepayment designated in the Prepayment Notice (the “Prepayment Date”). The Company shall prepay any principal amount of this Note that has not been converted into Common Equity pursuant to Article III upon or promptly after the Prepayment Date. From and after the Prepayment Date and the payment of the funds necessary to effect such prepayment to the Holder, notwithstanding that this Note so called for prepayment shall not have been surrendered to the Company, this Note shall no longer be deemed outstanding and the Holder of this Note shall have no rights under or with respect to this Note.

2.6 Interest Laws. Notwithstanding any provision to the contrary contained in this Note, the Company shall not be required to pay, and Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation that constitutes interest under applicable laws in excess of the maximum amount of interest permitted by law. For purposes of this Note, the term “Excess Interest” shall mean any compensation that constitutes interest under applicable laws in excess of the maximum amount of interest permitted by such applicable laws. If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note or otherwise contracted for, taken, reserved, charged or received by Holder, then (i) the provisions of this Section 2.6 shall govern and control, (ii) the Company shall not be obligated to pay any Excess Interest, (iii) any Excess Interest that Holder may have contracted for, taken, reserved, charged or received hereunder shall be credited to unpaid principal, (iv) the interest provided herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable laws (the “Maximum Rate”) and this Note shall be deemed to have been, and shall be, reformed and modified to reflect such reduction, and (v) the Company shall have no action against Holder for any damages arising due to any Excess Interest. All sums paid or agreed to be paid hereunder for the use, forbearance or detention of sums due shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate and/or amount of interest charged in connection with the Obligations does not exceed the Maximum Rate.

ARTICLE III
CONVERSION

3.1 Mandatory Conversion. After the Merger Date, all of the outstanding principal amount of this Note, and all accrued and unpaid interest thereon, shall automatically, and without any further action on the part of Holder, be converted into Common Stock upon the occurrence of a Mandatory Conversion Event.

3.2 Optional Conversion. At the option of the Holder, all or any part of the outstanding principal amount of this Note, and any accrued and unpaid interest thereon, may be converted into Common Equity upon the date (the “Optional Conversion Date”) specified in a written notice of conversion delivered to the Company. Such optional conversion shall be effective upon the Optional Conversion Date.

3.3 Conversion Price. The Conversion Price upon the issuance date of this Note is $1.75.

3.4 Conversion Procedure. The outstanding principal and accrued and unpaid interest on this Note to be converted pursuant to Section 3.1 or 3.2 shall be converted into an amount of Common Equity (the “Conversion Equity”) equal to the quotient of (a) the sum of (i) the outstanding principal amount of this Note to be converted plus (ii) the accrued and unpaid interest on this Note to be converted; divided by (b) the Conversion Price then in effect.

3.5 Effective Time of Conversion. Upon (i) the close of business on the date of a Mandatory Conversion Event in the case of a Mandatory Conversion pursuant to Section 3.1 or (ii) the close of business on the Optional Conversion Date in the case of an Optional Conversion pursuant to Section 3.2, the relevant principal and interest of this Note shall be deemed to have been converted into Conversion Equity as of the close of business on the Maturity Date and the Holder of this Note shall have no rights under or with respect to the converted principal and interest of this Note other than the right to receive the Conversion Equity.

3.6 Delivery of Conversion Equity; Execution of Limited Liability Company Agreement. Immediately following any conversion of this Note, the Company shall deliver to Holder (or its nominee) one or more certificates representing the Conversion Equity. The issuance of such certificates shall be made without charge to Holder (or its nominee) for any tax, cost or other expense incurred by the Company in connection therewith. Conversion Equity shall, when issued, be duly and validly issued, fully paid and nonassessable and free and clear from all liens or other encumbrances other than the terms of the Company’s organizational documents, and any Federal or state securities laws. After the Merger Date, the Public Company shall at all times reserve and keep available out of the authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of the Notes, the maximum number of shares of Common Stock then issuable upon the conversion of all outstanding Notes. If the conversion takes place prior to the Merger Date, Holder (or, if applicable, its nominee), simultaneously with any delivery of Conversion Equity pursuant hereto, shall execute and deliver to the Company an instrument or other writing in form and substance reasonably acceptable to the Company whereby such Holder, if not already bound thereby, shall be bound by the Limited Liability Company Agreement.

3.7 Holder’s Restrictions. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, pursuant to Section 3.01 or Section 3.02 or otherwise, to the extent that after giving effect to such issuance after conversion of this Note, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the amount of Common Equity beneficially owned by such Holder and its Affiliates shall include the amount of Common Equity issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the amount of Common Equity which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 3.7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by a Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3.7 applies, the determination of whether this Note is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of which a portion of this Note is convertible shall be in the sole discretion of a Holder, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3.7, in determining the amount of outstanding Common Equity, a Holder may rely on the amount of outstanding Common Equity as reflected in (x) the Company’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the amount of Common Equity outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the amount of Common Equity then outstanding.  In any case, the amount of outstanding Common Equity shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by such Holder or its Affiliates since the date as of which such Amount of outstanding Common Equity was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the amount of Common Equity outstanding immediately after giving effect to the issuance of Common Equity issuable upon conversion of this Note. The Beneficial Ownership Limitation provisions of this Section 3.7 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the amount of the Common Equity outstanding immediately after giving effect to the issuance of Common Equity upon conversion of this Note, and the provisions of this Section 3.7 shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.7 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

ARTICLE IV
ADJUSTMENT OF CONVERSION PRICE

The Conversion Price shall be subject to adjustment from time to time as provided in this Article.

4.1 Adjustment Upon Issuance or Sale of Common Equity.

(a) If and whenever after the date hereof the Company shall issue or sell, or is deemed to have issued or to have sold, any Common Equity, or any warrant, option or other security convertible into any membership interest, in each case for no consideration or for a consideration per unit of Common Equity less than the Conversion Price in effect immediately prior to such time (the “Dilutive Issuance”), then immediately upon such Dilutive Issuance the Conversion Price shall be reduced by multiplying the then current Conversion Price by the Dilution Multiple and rounding the resulting new Conversion Price down to the nearest cent.

(b) Notwithstanding anything contained in Section 4.1(a) to the contrary, no adjustment shall be made to the Conversion Price if the Company issues, in one or more transactions, Common Equity (i) upon the conversion of any of the Notes or (ii) upon the exercise of any of the Warrants or (iii) upon the exercise of any options awarded by the Company to employees, officers or directors pursuant to any stock or option plan approved by the Board of Directors.

4.2 Calculation of Consideration Received. If any Common Equity is issued or sold, or deemed to have been issued or to have been sold, in each case for cash, then the consideration received therefor shall be deemed to be the amount actually received by the Company therefor. If any Common Equity is issued or sold, or deemed to have been issued or to have been sold, in each case for a consideration other than cash, then the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, as determined reasonably and in good faith by the Board of Directors. If any Common Equity shall be issued or sold, or shall be deemed to have been issued or to have been sold, in each case in connection with any merger or consolidation in which the Company is the surviving entity, the amount of consideration actually received therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors, of such portion of the assets and business of the non-surviving entity as such Board of Directors may determine to be attributable to such membership interests.

4.3 Record Date. If the Company shall take record of the holders of Common Equity for the purpose of entitling them (a) to receive a dividend or other distributions payable in Common Equity or in other securities convertible into Common Equity or (b) to subscribe for or to purchase Common Equity or other securities convertible into Common Equity, then such record date shall be deemed to be the date of the issuance or sale of such Common Equity or other securities convertible into Common Equity.

4.4 Dividends and Distributions. If the Company shall declare a dividend or make any other distribution upon any Common Equity, which dividend or distribution is payable in Common Equity, then any Common Equity payable in connection with such dividend or distribution shall be deemed to have been issued or sold without consideration. If the Company declares a dividend or other distribution payable to all holders of Common Equity in evidences of indebtedness or other assets of the Company (including cash or other property), then the Conversion Price in effect immediately prior to such declaration or other distribution shall be reduced by an amount equal to the amount of such dividend or distribution payable per unit of Common Equity, in the case of any dividend or distribution payable in cash, or by the fair market value (on a per unit of Common Equity basis) of such dividend or distribution (as reasonably determined in good faith by the Board of Directors), in the case of any dividend or distribution payable other than in cash.

4.5 Subdivision or Combination of Common Equity. If the Company shall at any time subdivide its outstanding Common Equity into a greater amount of Common Equity, then the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced. If the Company shall at any time combine its outstanding Common Equity into a lesser amount of Common Equity, then the Conversion Price in effect immediately prior to such subdivision shall be proportionately increased.

4.6 Reorganization, Reclassification, Consolidation, Merger or Sale. If the Company shall effect, or agree to effect, any recapitalization, reorganization or reclassification of the Common Equity, or any consolidation, merger, or equity exchange of the Company with another Person, or any sale or other disposition of all or substantially all of the Company’s assets to another Person, in each case whereby holders of the Common Equity are entitled to receive (either directly or upon subsequent liquidation) capital stock, securities or assets with respect to or in exchange for such membership interest units (each such transaction, a “Reorganization Event”), then the following provisions shall apply:

(a) As a condition to such Reorganization Event, the Company shall make lawful and adequate provision (in form and substance reasonably satisfactory to Holder) to insure that (i) Holder shall have the right to acquire and to receive, upon the terms and conditions specified in this Note and in lieu of or in addition to (as the case may be) the Conversion Equity immediately theretofore receivable upon conversion of this Note, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of membership interest units equal to the Conversion Equity that would have been receivable by Holder had such Reorganization Event not taken place, and (ii) the provisions of this Note, including, but not limited to, the provisions relating to the adjustment of the Conversion Price and amount of Conversion Equity receivable upon conversion of this Note, shall thereafter be applicable, as nearly as possible, to any shares of capital stock, securities or assets thereafter deliverable upon the conversion of this Note;

(b) If such Reorganization Event will result in a number of outstanding shares of capital stock or its equivalent of the successor Person that is greater or lesser than the amount of Conversion Equity (after giving effect to the conversion of the Notes) outstanding immediately prior to such Reorganization Event, then the Conversion Price in effect immediately prior to such Reorganization Event shall be adjusted in the same manner as provided in Section 4.5; and

(c) The Company shall not effect any Reorganization Event, other than a Reorganization Event in which the sole consideration is cash, unless, prior to the consummation of such Reorganization Event, the successor Person resulting from such Reorganization Event (if other than the Company) assumes by written instrument (in form and substance reasonably satisfactory to Holder), the obligation to deliver to Holder such shares of capital stock, securities or assets as Holder, in accordance with the foregoing provisions, may be entitled to acquire. Upon the written request of Holder, such successor Person shall issue a new Note to Holder that reflects the modifications to this Note effected hereby.

4.7 Certain Other Events. If any other event occurs that is of the type contemplated by the provisions of this Article IV but that is not expressly addressed by the provisions hereof (including, without limitation, the granting of rights with equity features), then the Company shall make an appropriate adjustment in the Conversion Price so as to protect the rights of Holder.

4.8 Notice Of Adjustment.

(a) If the Conversion Price or the amount of Conversion Equity issuable upon conversion of this Note shall be adjusted, or if the rights of Holder hereunder shall otherwise change by reason of any event specified in this Article IV, then the Company shall prepare a certificate setting forth the Adjusted Conversion Price and/or the shares of capital stock, securities or assets receivable as a result of such change of rights (each, a “Certificate of Adjustment”), which Certificate of Adjustment shall be executed by a duly authorized officer or manager of the Company and shall describe in reasonable detail the facts and calculations upon which such adjustments or other changes are based. Thereafter, the Company shall promptly (but no later than three Trading Days after the date upon which adjustment or change of rights became effective) deliver, or cause to be delivered, to Holder an original of such Certificate of Adjustment.

(b) If, at any time, the Company proposes to effect or effects any of the transactions contemplated by Sections 4.4, 4.5 or 4.6, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give Holder no less than ten Trading Days prior written notice of any date upon which the Company shall close its books or take record with respect thereto. With respect to any Reorganization Event, or any dissolution, liquidation or winding up of the Company, the Company shall also give Holder no less than five Trading Days prior written notice of the date upon which such Reorganization Event or such dissolution, liquidation or winding up shall become effective.

ARTICLE V
SECURITY AND SUBORDINATION

5.1 Security. This Note is an unsecured obligation of the Company.

5.2 Seniority. This Note shall rank senior in right of payment to all indebtedness on the Company other than the Senior Debt.

5.3 Subordination. This Note is subordinate to the rights of the Senior Debt. Unless the holders of the Senior Debt consent in writing, the Company shall not make and the Holder shall not receive or accept any payment of the principal of this Note so long as any Senior Debt remains outstanding.

ARTICLE VI
DEFAULT AND REMEDIES

6.1 Events of Default. An “Event of Default” under this Note shall be deemed to have occurred immediately upon the occurrence of any of the following:

(a) The Company defaults in the payment of the principal or interest on this Note when such principal or interest becomes due and payable.

(b) The Company shall fail to pay, to perform or to observe any obligation, agreement, covenant, term or condition contained in this Note (other than the covenants provided for in Section 6.1(a) above), and such failure is not cured within thirty (30) days after notice thereof.

(c) An Event of Bankruptcy shall have occurred with respect to the Company.

(d) The amount of Senior Debt outstanding exceeds the greater of (i) $12,000,000 or (ii) the EBITDA Multiple.

(e) The Company shall issue any new class of security or debt that is senior to the Note with respect to repayment without the written consent of the Holder, other than (i) Senior Debt if, following such issuance, the total amount of Senior Debt does not cause an Event of Default under (d), above; or (ii) purchase money indebtedness secured only by the asset purchased.

6.2 Remedies Upon the Occurrence of an Event of Default. Upon the occurrence of an Event of Default, the Holder may, at its option, pursue any of the following remedies:

(a) Declare any and all outstanding principal and accrued and unpaid interest on the Note to be immediately due and payable.

(b) Pursue any other remedies to which Holder may be entitled to at law or in equity.

6.3 No Waiver of Remedies. Holder’s failure to exercise any right, privilege or remedy granted hereby as a result of an Event of Default shall not, directly or indirectly, in any manner whatsoever, (i) impair, prejudice or otherwise adversely affect Holder’s right at any time to exercise any other right, privilege or remedy available to it in connection herewith or (ii) constitute a course of dealing or other basis for altering any obligation of the Company or any right, privilege or remedy of Holder hereunder.

ARTICLE VII
MISCELLANEOUS

7.1 Consent to Amendments. This Note may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company shall obtain the written consent to such amendment from Holder.

7.2 Successors and Assigns. All covenants and agreements in this Note made by or on behalf of the Company and Holder shall bind and inure to the benefit of the respective successors and permitted assigns.

7.3 Restrictions on Transfer. This Note may not be conveyed, transferred or otherwise assigned, in whole or in part, without the express written consent of the non-assigning party, which consent shall not be unreasonably withheld. Notwithstanding anything contained or implied herein to the contrary, Holder shall have the right to convey, to assign or otherwise to transfer this Note to any affiliate of Holder.

7.4 Notices. Except as otherwise provided, all communications to the Company or Holder provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes three (3) Business Days after being sent by certified or registered mail, postage and charges prepaid. The address of the Company for receipt of notices is:

CrossPoint Energy Company
2801 Network Blvd. Suite 810
Frisco, Texas 75034
Attn: Daniel Collins
Fax no. 214-818-1122

or at any other address communicated to Holder in accordance with the provisions of this Section 7.4.

7.5 Severability. If any provision of this Note shall be held or deemed to be invalid, illegal or unenforceable by any court of competent jurisdiction, then (a) the validity, legality and enforceability of the remaining provisions of this Note shall not in any way be affected or impaired thereby, provided such construction does not destroy the essence of the bargain provided for hereunder, and (b) such invalid, illegal or unenforceable provision shall be enforced to the fullest extent permissible by law.

7.6 Governing Law. This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to principles of choice of law).

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the undersigned parties have executed this Note as of the date first set forth above.

THE COMPANY

CROSSPOINT ENERGY COMPANY

By: ________________________
Name:  ________________________
Title:  ________________________

HOLDER

[INSERT NAME]

By:  ________________________
Name:  ________________________
Title:  ________________________

Address for Notices:
 ________________________
 ________________________
 ________________________

Fax no. ________________________